PNC Bank, N.A.
1600 Market Street
Philadelphia, PA 19103
215 585 5000 Tel



February 3, 2000                                                        PNC BANK


Peter W. Knipe
Vice President and Chief Financial Officer
STV GROUP, INCORPORATED
205 West Welsh Drive
Douglassville, Pennsylvania 19518

Re:      $12,000,000 Committed Line of Credit

Dear Pete:

         We are pleased to inform you that PNC Bank, National Association (the "Bank"), has approved your request for a committed line of credit (the "Loan") to STV Group, Incorporated and STV Incorporated and its subsidiaries listed on the attached Schedule A (individually and collectively, the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your Loan are outlined in the following sections of this letter. If these terms are satisfactory, please follow the instructions for proceeding with your Loan provided at the end of this letter.

1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $12,000,000 (the "Line of Credit"). The "Expiration Date" means December 31, 2001, or such later date as may be designated by the Bank by written notice to the Borrower. Advances under the Line of Credit will be used for working capital, acquisitions or other general business purposes of the Borrower.

         The Borrower may request that the Bank, in lieu of cash advances, issue standby letters of credit (individually, a "Letter of Credit" and collectively the "Letters of Credit") under the Line of Credit having expiration dates not to exceed the earlier of one (1) year from the date of issuance and the Expiration Date; provided, however, that the total amount of outstanding Letters of Credit issued hereunder (in the Bank's sole discretion and subject to documentation satisfactory to the Bank) shall not exceed $2,000,000.00. The availability of advances under the Line of Credit shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn). Each payment by the Bank under a Letter of Credit shall in the Bank's discretion constitute an advance of principal under the Line of Credit and shall be

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STV Group, Incorporated
February 3, 2000
Page 2



evidenced by the Note (as defined below). The Letters of Credit shall be governed by one or more reimbursement agreements executed by the Borrower (the "Reimbursement Agreement"). Each request for the issuance of a Letter of Credit must be accompanied by the Borrower's execution of an application on the Bank's standard forms, together with all supporting documentation. Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank. The Borrower shall pay the Bank a per annum issuance fee in an amount equal to 1.5% of the face amount of each Letter of Credit, payable quarterly in arrears on a basis of a year of 360 days, together with such other customary fees, commissions and expenses therefor as shall be required by the Bank. This letter is not a pre-advice for the issuance of a letter of credit and is not irrevocable.

2. Note. The obligation of the Borrower to repay advances under the Line of Credit shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.

         This letter (the "Letter Agreement"), the Note and the other loan documents delivered pursuant hereto will constitute the "Loan Documents." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

3. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at the rates, and be payable on the dates and times, set forth in the Note evidencing the Loan.

4. Repayment. Subject to the terms and conditions of this letter, the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable.

5. Security. The Borrower must cause or has previously caused the following to be executed and delivered to the Bank in form and content satisfactory to the Bank as security for the Loan:

         (a) a security agreement granting the Bank a first priority perfected lien on the Borrower's existing and future personal property, including but not limited to accounts, inventory, equipment, general intangibles, chattel paper, documents and instruments.

         If all or any portion of the tangible collateral is located on property which is not owned by the Borrower or which is subject to a mortgage in favor of another lender, the Borrower will deliver to the Bank Landlord's or Mortgagee's Waivers, as applicable, acceptable in form and substance to the Bank for each such location.


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STV Group, Incorporated
February 3, 2000
Page 3



         Hazard insurance must be maintained on all inventory, equipment or real property securing the Loan in such amounts and with such coverages as are acceptable to the Bank, containing a standard lender loss payable or mortgagee clause in favor of the Bank.

         The Loan will be cross-collateralized and cross-defaulted with all other present and future Obligations of the Borrower to the Bank.

6. Covenants. Unless compliance is waived in writing by the Bank or until payment in full of the Loan and termination of the commitment for the Line of
Credit:

         (a) The Borrower will promptly submit to the Bank such information relating to the Borrower's affairs (including but not limited to annual financial statements for the Borrower) or any security for the Loan as the Bank may reasonably request.

         (b) The Borrower will notify the Bank in writing of the occurrence of an Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default.

         (c) The Borrower will comply with the financial and other covenants included in Exhibit "A" hereto.

7. Representations and Warranties. To induce the Bank to extend the Loan and upon the making of any advance to the Borrower under the Line of Credit, the Borrower represents and warrants as follows:

         (a) The Borrower's latest consolidated financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Borrower's operations for the period specified therein. The Borrower's consolidated financial statements have been prepared in accordance with GAAP (as defined in Exhibit A hereto) consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

         (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, including without limitation those described on the attached Exhibit B, which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is

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STV Group, Incorporated
February 3, 2000
Page 4


no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

         (c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

         (d) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

         (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

         (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

         (g) The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

8. Fees. Beginning on the first day of the quarter after the date of the Note and continuing on the first day of each quarter thereafter until the Expiration Date, the Borrower shall pay a

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STV Group, Incorporated
February 3, 2000
Page 5



commitment fee to the Bank, in arrears, at the rate of .375 percent (.375%) per annum on the average daily balance of the Line of Credit which is undisbursed and uncancelled during the preceding quarter. For the purpose of calculating the commitment fee, the face amount of any outstanding Letters of Credit issued under the Line of Credit shall be deemed to be disbursed. The commitment fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

9. Expenses. The Borrower will reimburse the Bank for the Bank's reasonable out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank's liens and security interests. The Borrower shall also reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's obligations to the Bank, including but not limited to enforcement actions relating to the Loan.

10. Depository. The Borrower will establish and maintain at the Bank the Borrower's primary depository accounts.

11. Additional Provisions. Before the first advance under the Loan, the Borrower shall execute and deliver to the Bank the Note and other required Loan Documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

12. Other Conditions to Advances. The Bank will not be obligated to make an advance under the Line of Credit until the Borrower has provided the following, all in form and content satisfactory to the Bank: evidence of cancellation of all commitments from and evidence of repayment in full of all indebtedness to First Union National Bank except for obligations relating to four letters of credit outstanding on the date hereof, which are listed on the attached Schedule B, which shall be replaced no later than June 30, 2000; evidence of termination of all existing liens in favor of First Union National Bank; transfer of Borrower's primary operating accounts to the Bank.

         Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, any guarantor, any collateral for the Loan or any other person or entity connected in any way with the Loan, or if the

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STV Group, Incorporated
February 3, 2000
Page 6



Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Bank reasonably determines that any of the conditions cannot be met.

         This Letter Agreement is governed by the laws of the Commonwealth of Pennsylvania. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.

         THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.

         To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank within ten (10) days from the date of this Letter Agreement, or this Letter Agreement may be terminated at the Bank's option without liability or further obligation of the Bank.

         Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION


By:      /s/ Amy T. Petersen

Title:   Vice President



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STV Group, Incorporated
February 3, 2000
Page 7



                                   ACCEPTANCE

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of this 3rd day of February, 2000.

                                    BORROWER:

                                    STV GROUP, INCORPORATED

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV INCORPORATED

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV CONSTRUCTION SERVICES, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV INTERNATIONAL, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO



                [SIGNATURES ARE CONTINUED ON THE FOLLOWING PAGE]


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STV Group, Incorporated
February 3, 2000
Page 8



                                    STV/ENVIRONMENTAL, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV SURVEYING, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV CONSTRUCTION, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title: CFO


                                    STV ARCHITECTS, INC.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title:  Secretary


                                    STV SILVER & ZISKIND ARCHITECTS, P.C.

                                    By:  /s/ Peter W. Knipe   (SEAL)
                                    Print Name:  Peter W. Knipe
                                    Title:  Secretary



                [SIGNATURES ARE CONTINUED ON THE FOLLOWING PAGE]

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STV Group, Incorporated
February 3, 2000
Page 9



                                    STV ARCHITECTS, P.C.

                                    By:  /s/ Michael D. Garz  (SEAL)
                                    Print Name:  Michael D. Garz
                                    Title:  President